Exhibit 99.1

Spruce Power Holding Corporation Announces Leadership Changes

Chairman of the Board Chris Hayes Appointed as President & CEO

Dr. Audrey Lee joins the Board of Directors

DENVER‒April 15, 2024 ‒Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today announced that Chris Hayes, Spruce’s Chairman of the Board, will succeed Christian Fong as President and Chief Executive Officer, effective April 12, 2024. Additionally, Dr. Audrey Lee has joined the Board of Directors.

“The Board is confident that Chris is the right leader to take Spruce to the next stage of its evolution and develop avenues of growth. Chris brings a wealth of experience to his role as CEO, including sustainable infrastructure investing, entrepreneurship, and technology. Chris has a long history of creating valuable intellectual property and a successful track record in generating returns for investors. He was most recently the founder and managing partner of Alturus, which develops, owns, and operates sustainable infrastructure projects for the Fortune 1000 and a pioneer in leveraging an energy-as-a-service (EaaS) platform for decarbonization. He was also a founder and managing partner at Altenex, which was acquired by Edison International (NYSE: EIX) in 2015,” said John Miller, Chair of the Nominating & Corporate Governance Committee and the newly appointed Lead Director of the Board. Mr. Miller added: “On behalf of the Board, I would like to thank Mr. Fong for his contributions to Spruce and wish him all the best in his future endeavors.”

Commenting on his new role, Mr. Hayes said, “I am honored to take on the role of President and CEO. Given my familiarity with the company, I am confident this will be a seamless transition.” With respect to his priorities, Mr. Hayes stated, “We are focusing on several exciting initiatives. This includes leveraging our core capabilities to enhance our organic growth strategy by utilizing our technology platform and scale to leverage our existing 75,000 home solar assets and customer contracts into a proprietary managed service platform that other solar asset owners can utilize and in doing so, create new, recurring revenue streams for Spruce. We have several additional exciting growth avenues, and my initial focus will be to identify and execute the best opportunities to drive organic growth.”

Mr. Hayes continued: “As part of our strategic move forward, I am pleased to announce that Dr. Audrey Lee will join our Board of Directors. Audrey is a clean energy executive with 20 years of experience in the private and public sectors. She is a strategic leader pioneering the next generation of energy solutions with expertise at the intersection of technology, product, and market development. We are excited to have her as part of the team and look forward to her contribution.” Currently, Dr. Audrey Lee is the Senior Director of Datacenter Energy Strategy at Microsoft (Nasdaq: MSFT). She succeeds director Christian Fong, who has stepped down from the Board as part of the above transition.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our Company owns the cash flows from over 75,000 home solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “opportunity,” “plans,” “goals,” “target” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely” or the negative of these terms or other words of similar meaning. These statements are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties. Forward-looking statements in this release include statements regarding the future direction of the Company, growth opportunities and the above referenced leadership transition. These statements are based on various assumptions, whether or not identified in this press release and on the current expectations of management, and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to: expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate XL Fleet and Spruce; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 9, 2024, subsequent Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.